SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 18, 2015

McGRAW HILL FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

New York
(State or Other Jurisdiction of Incorporation)

1-1023		13-1026995
(Commission File Number)		(IRS Employer Identification No.)

55 Water Street New York, New York		10041
(Address of Principal Executive Offices)		(Zip Code)

(212) 438-1000
Registrant’s telephone number, including area code:

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On August 18, 2015, McGraw Hill Financial, Inc. (the “Company”) issued $2.0 billion aggregate principal amount of senior notes (the “Notes”), consisting of $400 million aggregate principal amount of its 2.500% senior notes due 2018, $700 million aggregate principal amount of its 3.300% senior notes due 2020 and $900 million aggregate principal amount of its 4.400% senior notes due 2026. The Notes are governed by an indenture dated as of May 26, 2015 (the “Base Indenture”), among the Company, Standard & Poor’s Financial Services LLC (the “Guarantor”) and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture dated as of August 18, 2015, among the Company, the Guarantor and the Trustee (the “Second Supplemental Indenture,” and together with the Base Indenture, the “Indenture”). The Notes are fully and unconditionally guaranteed by the Guarantor on a senior unsecured basis (the “Guarantee” and, together with the Notes, the “Securities”).

The terms of the Securities are governed by the Indenture, which contains covenants that, among other things, limit the Company’s ability to (i) create, assume, incur or guarantee any indebtedness for money borrowed secured by a lien on any of its properties or assets, without securing the Securities equally and ratably with (or prior to) such secured indebtedness and (ii) consolidate with or merge into any other person or convey or transfer its properties and assets substantially as an entirety to any person. The Company has the right to redeem the Securities at any time on the terms provided in the Indenture. Upon the occurrence of a Change of Control Triggering Event, as defined in the Indenture, unless the Company has exercised its right to redeem all of the Securities, each holder will have the right to require the Company to repurchase its Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest. If, for any reason, the Company does not complete the previously announced acquisition of SNL Financial LC on or prior to May 14, 2016, or if the acquisition agreement is terminated prior to such date, the Company will redeem all of the outstanding Securities at a special redemption price of 101% of the aggregate principal amount thereof plus accrued and unpaid interest. The Indenture also contains customary events of default. Indebtedness under the Securities may be accelerated in certain circumstances upon an event of default as set forth in the Indenture.

The Securities were sold in a private placement to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and in offshore transactions pursuant to Regulation S under the Securities Act. The Company has agreed to conduct a registered exchange offer for the Securities or, under certain circumstances, to file and cause to become effective a shelf registration statement providing for the resale of the Securities. If the Company fails to comply with these obligations, it will be required to pay liquidated damages in the form of additional interest to holders of the Securities.

The description above does not purport to be complete and is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

4.1	Indenture dated as of May 26, 2015, among McGraw Hill Financial, Inc., Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Company on May 26, 2015).

4.2	Second Supplemental Indenture dated as of August 18, 2015, among McGraw Hill Financial, Inc., Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee.

4.3	Form of 2.500% Senior Note due 2018 (included in Exhibit 4.2).

4.4	Form of 3.300% Senior Note due 2020 (included in Exhibit 4.2).

4.5	Form of 4.400% Senior Note due 2026 (included in Exhibit 4.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 18, 2015	By:	/s/ Scott L. Bennett
			Name:	Scott L. Bennett
			Title:	Senior Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Indenture dated as of May 26, 2015, among McGraw Hill Financial, Inc., Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed by the Company on May 26, 2015).
4.2	Second Supplemental Indenture dated as of August 18, 2015, among McGraw Hill Financial, Inc., Standard & Poor’s Financial Services LLC and U.S. Bank National Association, as trustee.
4.3	Form of 2.500% Senior Note due 2018 (included in Exhibit 4.2).
4.4	Form of 3.300% Senior Note due 2020 (included in Exhibit 4.2).
4.5	Form of 4.400% Senior Note due 2026 (included in Exhibit 4.2).